Exhibit 4.6
     Execution Version
SECOND SUPPLEMENTAL INDENTURE
     SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 9, 2010, among EAP PROPERTIES, INC., a Delaware corporation, EAP OPERATING, LLC, a Delaware limited liability company, ENCORE OPERATING, L.P., a Texas limited partnership, ENCORE OPERATING LOUISIANA, LLC, a Delaware limited liability company, GREENCORE PIPELINE COMPANY LLC, a Delaware limited liability company, DENBURY ENCORE HOLDINGS INC., a Delaware corporation (collectively, the “New Subsidiary Guarantors”), subsidiaries of Denbury Resources Inc. (the “Company”), DENBURY RESOURCES INC., a Delaware corporation, on behalf of itself and the Subsidiary Guarantors (the “Existing Subsidiary Guarantors”) under the Indenture referred to below, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee under the indenture referred to below (the “Trustee”).
WITNESSETH :
     WHEREAS, on March 9, 2010, Encore Acquisition Company (“Encore”) was merged with and into the Company pursuant to the Merger Agreement ;
     WHEREAS the Company has heretofore executed and delivered an indenture (the “Indenture”) dated as of February 13, 2009, and the First Supplemental Indenture dated as of June 30, 2009 providing for the issuance of 9.75% Senior Subordinated Notes Due 2016 (the “Securities”);
     WHEREAS, there is currently outstanding under the Indenture $426,350,000 in aggregate principal amount of Securities;
     WHEREAS the Company desires to cause the New Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantors shall fully and unconditionally guarantee all of the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein;
     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, The Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;
     WHEREAS, the Company, the Existing Subsidiary Guarantors and the New Subsidiary Guarantors have been authorized by resolutions of their respective Board of Representatives and Board of Directors, as the case may be, to enter into this Supplemental Indenture; and
     WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate (as defined in the Indenture) to the effect that the all conditions precedent provided for in the
Denbury Resources Inc.
Second Supplemental Indenture
Notes due 2016

Indenture to the execution and delivery of this Supplemental Indenture to be complied with by the Company and the New Subsidiary Guarantors have been complied with.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
     1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     (b) For all purposes of this Supplement, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplement refer to this Supplement as a whole and not to any particular section hereof.
     2. Agreement to Guarantee. The New Subsidiary Guarantors hereby agree, jointly and severally with all Existing Subsidiary Guarantors, to guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.
     3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     5. Effectiveness. This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto.
     6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     8. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.
Denbury Resources Inc.
Second Supplemental Indenture
Notes due 2016

     9. Severability. In case any provision in this Supplemental Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
[Signature pages follow]
Denbury Resources Inc.
Second Supplemental Indenture
Notes due 2016

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

EAP PROPERTIES, INC.,
by	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

EAP OPERATING, LLC,
by	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

ENCORE OPERATING, L.P.,
by	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

ENCORE OPERATING LOUISIANA, LLC,
by	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

GREENCORE PIPELINE COMPANY LLC,
by	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

Denbury Resources Inc.
Second Supplemental Indenture
Notes due 2016

DENBURY ENCORE HOLDINGS INC.
by	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY RESOURCES INC., on behalf of itself and the Existing Subsidiary Guarantors,
by	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

Denbury Resources Inc.
Second Supplemental Indenture
Notes due 2016

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,
By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Senior Associate

Denbury Resources Inc.
Second Supplemental Indenture
Notes due 2016